As filed with the Securities and Exchange Commission on March 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Turning Point Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-3826166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Ste. 200 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

(Full title of the plan)

Athena Countouriotis, M.D.

President and Chief Executive Officer

Turning Point Therapeutics, Inc.

10628 Science Center Drive, Ste. 200

San Diego, California 92121

(858) 926-5251

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq.

James C. Pennington, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
2019 Equity Incentive Plan Common Stock, $0.0001 par value per share	1,436,604 shares(3)	$33.55	$48,198,064.20	$6,256.11
Total	1,436,604	N/A	$48,198,064.20	$6,256.11

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Turning Point Therapeutics, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 16, 2020, as reported on the Nasdaq Global Select Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 Plan on January 1, 2020 pursuant to an “evergreen” provision contained in the 2019 Plan. Pursuant to such provision, on January 1 of each year and ending on (and including) January 1, 2029, the number of shares authorized for issuance under the 2019 Plan is automatically increased by an amount equal to the lesser of: (a) 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year and (b) such lesser number of shares of Common Stock as the Registrant’s Board of Directors may designate prior to the applicable January 1st.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2019 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on May 10, 2019 (File No. 333-231372). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 22, 2019, and incorporated by reference herein).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 22, 2019, and incorporated by reference herein).

4.3	Specimen Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, filed with the SEC on April 8, 2019, and incorporated by reference herein).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1*	Power of Attorney. Reference is made to the signature page hereto.

99.1	Turning Point Therapeutics, Inc. 2019 Equity Incentive Plan and Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended, filed with the SEC on April 8, 2019, and incorporated by reference herein).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 17, 2020.

TURNING POINT THERAPEUTICS, INC.

By:	/s/ Athena Countouriotis
Athena Countouriotis, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Athena Countouriotis, M.D. and Yi Larson and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Athena Countouriotis Athena Countouriotis, M.D.	Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 17, 2020

/s/ Yi Larson Yi Larson	Chief Financial Officer (Principal Financial Officer)	March 17, 2020

/s/ Brian Baker Brian Baker, C.P.A.	Vice President of Finance and Administration (Principal Accounting Officer)	March 17, 2020

/s/ Sheila Gujrathi Sheila Gujrathi, M.D.	Chair of the Board of Directors	March 17, 2020

/s/ Jacob M. Chacko Jacob M. Chacko, M.D.	Member of the Board of Directors	March 17, 2020

/s/ Jingrong Jean Cui Jingrong Jean Cui, Ph.D.	Member of the Board of Directors	March 17, 2020

/s/ Patrick Machado Patrick Machado, J.D.	Member of the Board of Directors	March 17, 2020

/s/ Carol Gallagher Carol Gallagher, Pharm.D.	Member of the Board of Directors	March 17, 2020

Signature	Title	Date

/s/ Carl Gordon Carl Gordon, Ph.D., CFA	Member of the Board of Directors	March 17, 2020

/s/ Simeon George Simeon George, M.D.	Member of the Board of Directors	March 17, 2020

/s/ Garry Nicholson Garry Nicholson	Member of the Board of Directors	March 17, 2020